Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-141898 and 333-142134) and Form S-8 (333-141810) of Dynegy Inc. of our report dated March 14, 2006 relating to the financial statements of West Coast Power LLC, which appears in this Current Report on Form 8-K of Dynegy Inc. (formerly named Dynegy Acquisition Inc.) and Dynegy Illinois Inc. (formerly named Dynegy Inc.) dated May 15, 2007.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Houston, Texas

May 15, 2007